UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             December 7, 2004

EDGE PETROLEUM CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Travis Tower 1301 Travis, Suite 2000 Houston, Texas 77002
(Address of principal executive offices)

(713) 654-8960
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 30, 2004, Edge Petroleum Corporation (“Edge” or the “Company”) issued a press release announcing preliminary guidance for 2005 and providing an update for its 2004 operational activity. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events

Forward Looking Statements

Statements regarding the consummation of the Contango transaction, the expected closing date of the transaction, the expected final purchase price, pre-closing adjustments, post-closing adjustments and transaction costs, the effect of the transaction on internal resources, cash flows, operating expenses, development costs, tax expenses, proved reserves and rates of production, estimates of acquired fair values, the proposed financing of all of the Contango transaction through the issuance of stock, the number of shares to be offered, the assumed offering price, the expected net proceeds from such issuance, the use of such net proceeds, the expected increase in the borrowing base under our credit facility, and any other effect or benefit of the Contango transaction or the proposed issuance of stock or the possible alternative of borrowing additional amounts under our credit facility to finance the acquisition, our expectations as to management’s assessment of internal controls and our independent registered public accounting firm’s attestation and report on management’s assessment, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions which are beyond Edge’s ability to control or estimate, and are subject to material changes.  Such risks, uncertainties and assumptions include but are to limited to costs and difficulties related to integration of acquired businesses and assets, costs, delays and other difficulties related to the transaction, changes in market conditions relative to any stock offering, actions by the seller in the Contango transaction, results of adjustments and other pre-closing matters, closing conditions to the transactions, actions by the lenders under Edge’s credit facility, uncertainties about whether our independent registered public accounting firm will be able to issue an unqualified report as to the effectiveness of our internal controls over financial reporting, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Edge to meet its business and financial goals and other factors included in Edge’s filings with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Pending Acquisition

On October 7, 2004, Edge announced that it had agreed to acquire certain working and revenue interests in oil and natural gas properties in south Texas from Contango Oil & Gas Company (“Contango”), pursuant to the terms of an Asset Purchase Agreement dated October 7, 2004 (the “Agreement”), by and among Contango Step, L.P., Contango, Edge Petroleum Exploration Company and Edge. In connection with the proposed financing of this acquisition, the Company is filing the following disclosures on this Form 8-K.

Experts

Certain information with respect to the oil and gas reserves of the Contango properties derived from the reports of W.D. Von Gonten & Co., independent consulting petroleum engineers, has been included herein upon the authority of said firm as experts with respect to the matters covered in such report and in giving such report.

Financial statements of business to be acquired

Attached hereto as Schedule A are the audited Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased from Contango for the years ended December 31, 2003, 2002 and

2001 and the unaudited Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased from Contango for the nine months ended September 30, 2004 and 2003, and the related notes thereto, together with the Report of Independent Registered Public Accounting Firm of Grant Thornton LLP concerning the statements and related notes. The acquisition of the Contango properties hereinafter is referred to as the “Acquisition.”

Pro forma financial information

Attached hereto as Schedule B are the Unaudited Pro Forma Condensed Consolidated Statements of Operations of Edge Petroleum Corporation for the year ended December 31, 2003 and for the nine months ended September 30, 2004, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004, and the related notes thereto, adjusted to show the pro forma effects of the Acquisition and the proposed financing thereof.

Financial statements of Edge Petroleum Corporation

The financial statements of Edge contained in this Form 8-K are derived from the financial statements of Edge contained in its Annual Report on Form 10-K for the year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

Preparations for Internal Control Assessment

If our independent public accountant is unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could negatively impact the market price of our shares.

The Commission, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules generally requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual report on Form 10-K that contains an assessment by management of the effectiveness of the company’s internal controls over financial reporting. In addition, each public company’s independent public accountant must attest to and report on management’s assessment of the effectiveness of its internal controls over financial reporting. This requirement will first apply to annual reports on Form 10-K for the year ending December 31, 2004.

On December 7, 2004, the audit committee of our Board of Directors received a letter from our independent registered public accounting firm  notifying the audit committee that (1) based on its discussion with management, our independent registered public accounting firm believes that we face a possible risk of not completing our assessment on a timely basis, (2) our independent registered public accounting firm believes it may not have sufficient time to perform the necessary procedures by December 31, 2004 in order to confirm that certain control procedures and activities exist at that date, (3) if our independent registered public accounting firm is not able to complete certain procedures by December 31, 2004, it may be compelled to issue a disclaimer of an opinion as to whether certain of our policies and procedures existed as of that date, and (4) if the independent registered public accounting firm finds deficiencies, significant deficiencies or material weaknesses subsequent to year end, we will have no opportunity to remediate these conditions. In the event any of these risks is realized, our independent registered public accounting firm may not be able to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting. Although, we cannot predict what impact, if any, these possible events will have on us since such assessment and reporting under Sarbanes-Oxley Act Section 404 have not previously been required, it is possible that this could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which could negatively impact the market price of our financial statements, which could negatively impact the market price of our shares.

Edge Petroleum Chairman, President & CEO Undergoes Surgery

On December 7, 2004, Edge issued a press release regarding the surgery undergone by John W. Elias, Edge’s Chairman, President and CEO.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement by and among Contango STEP, L.P., Contango Oil & Gas Company, Edge Petroleum Exploration Company and Edge Petroleum Corporation dated October 7, 2004. (1)
23.1†	Consent of W.D. Von Gonten & Co.
99.1†	Press release dated November 30, 2004 issued by Edge Petroleum Corporation.
99.2†	Press release dated December 7, 2004 issued by Edge Petroleum Corporation.

†  Filed herewith.

(1)                      Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 12, 2004, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: December 7, 2004	By:	/s/ MICHAEL G. LONG
Michael G. Long
Senior Vice President and Chief Financial and Accounting Officer

Schedule A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Edge Petroleum Corporation:

We have audited the accompanying Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased from Contango Oil & Gas Company (the “Company”) (as described in Note 1) for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As disclosed in Note 2, the accompanying statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Edge Petroleum Corporation and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties to be purchased from Contango Oil & Gas Company for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.

Grant Thornton LLP

Houston, Texas

December 6, 2004

EDGE PETROLEUM CORPORATION

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND
GAS PROPERTIES TO BE PURCHASED FROM

CONTANGO OIL & GAS COMPANY

	For the Years Ended December 31,			For the Nine Months Ended September 30,
	2003	2002	2001	2004	2003
				(Unaudited)
Revenues	$31,246,545	$28,994,219	$25,139,168	$19,439,355	$25,213,410
Direct operating expenses	4,841,654	4,765,126	3,247,067	2,361,870	3,359,136
Excess of revenues over direct operating expenses	$26,404,891	$24,229,093	$21,892,101	$17,077,485	$21,854,274

The accompanying notes are an integral part of this financial statement.

EDGE PETROLEUM CORPORATION

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES TO BE PURCHASED FROM

CONTANGO OIL & GAS COMPANY

(1)           THE PROPERTIES

On October 7, 2004, Edge Petroleum Corporation (“Edge”) executed an Asset Purchase Agreement to acquire certain working and net revenue interests, wells, equipment, contracts, and seismic rights related to natural gas and oil leases located in south Texas from Contango Oil & Gas Company (“Contango”) for a cash purchase price of approximately $50 million, subject to certain closing adjustments. These properties are located in Jim Hogg and Brooks counties, Texas. The properties to be acquired (the “Contango Properties”) include 38 non-operated producing wells.

The purchase price is subject to adjustment, among other things, for the results of operations of the Contango Properties between the July 1, 2004 effective date and closing. The acquisition is subject to certain closing conditions, including obtaining certain consents from lessors and Contango’s shareholder approval. The transaction is expected to close on or before December 31, 2004. The proposed acquisition of the Contango Properties is herein referred to as the “Acquisition.”

(2)           BASIS FOR PRESENTATION

During the periods presented, the Contango Properties were not accounted for or operated as a separate division by Contango. Certain costs, such as depreciation, depletion and amortization (“DD&A”), accretion expense, general and administrative expenses, and corporate income taxes were not allocated to the properties. Also, Contango accounted for the properties under the successful efforts method of accounting for oil and gas activities, while Edge uses the full cost method. Accordingly, exploration expenses are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying statements represent Contango’s net working and revenue interests in the properties and are presented on the accrual basis of accounting. For the years 2002 and 2001, the interests owned by Contango were less than the interests that are presently owned and expected to be acquired by Edge, therefore the data presented in those years is not indicative of what Edge is acquiring. DD&A, exploration expenses, general and administrative expenses, and corporate income taxes have been excluded for the reasons discussed above. The oil and gas business, as with other extractive industries, is a depleting one that is not always constant with respect to production streams and each natural gas equivalent unit produced must be replaced or the critical source of revenue and cash flows will shrink. Past results are not necessarily indicative of future results. For reasons including those noted, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Contango Properties going forward or indicative of results had the Acquisition been consummated in the period presented.

EDGE PETROLEUM CORPORATION

SUPPLEMENTAL OIL AND GAS INFORMATION OF THE OIL AND GAS PROPERTIES
TO BE PURCHASED FROM CONTANGO OIL & GAS COMPANY

(UNAUDITED)

Oil and Gas Reserves - Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods.  Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for the periods presented are based on estimates prepared by W. D. Von Gonten & Co., independent petroleum engineers.  Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following estimated quantities of proved oil and natural gas reserves and changes in net proved reserves of the Contango Properties represent estimates only and should not be construed as being exact.

	Gas	Oil
	(Mcf)	(Bbls)
Total Proved Reserves:
Balance, December 31, 2000	—	—
Production	(5,291,613)	(135,604)
Discoveries	22,995,413	532,029
Balance, December 31, 2001	17,703,800	396,425

Proved Developed Reserves:	14,774,500	338,466

	Gas	Oil
	(Mcf)	(Bbls)
Total Proved Reserves:
Balance, December 31, 2001	17,703,800	396,425
Production	(7,226,651)	(180,116)
Discoveries	9,364	58
Purchases	12,412,000	299,000
Revisions of previous estimates	1,323,287	(218,743)
Balance, December 31, 2002	24,221,800	296,624

Proved Developed Reserves:	24,221,800	296,624

	Gas	Oil
	(Mcf)	(Bbls)
Total Proved Reserves:
Balance, December 31, 2002	24,221,800	296,624
Production	(4,829,490)	(101,277)
Discoveries	634,028	8,000
Revisions of previous estimates	(510,438)	114,001
Balance, December 31, 2003	19,515,900	317,348

Proved Developed Reserves:	19,515,900	317,348

Standardized Measure - The Standardized Measure of Discounted Future Net Cash Flows relating to the Contango Properties’ ownership interests in the proved oil and natural gas reserves for each of the three years ended December 31, 2003 is shown below.

December 31, 2001
Future cash flows	$57,793,910
Future operating expenses	(16,122,466)
Future development costs	(2,315,626)
Future income tax expense	(10,756,061)
Future net cash flows	28,599,757
10% discount rate	(7,392,531)
Standardized measure of discounted future net cash flows	$21,207,226

December 31, 2002
Future cash flows	$129,436,858
Future operating expenses	(31,376,758)
Future development costs	—
Future income tax expense	(25,346,367)
Future net cash flows	72,713,733
10% discount rate	(20,827,033)
Standardized measure of discounted future net cash flows	$51,886,700

December 31, 2003
Future cash flows	$129,744,917
Future operating expenses	(30,338,287)
Future development costs	(972,615)
Future income tax expense	(25,905,092)
Future net cash flows	72,528,923
10% discount rate	(20,898,383)
Standardized measure of discounted future net cash flows	$51,630,540

Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves.  Future operating expenses and development costs are computed primarily by Contango’s petroleum engineers by estimating the expenditures to be incurred in developing and producing the proved natural gas and oil reserves at the end of year, based on year-end costs and assuming the continuation of existing economic conditions.

Future income taxes are based on year-end statutory rates, adjusted for tax basis and tax credits.  A discount factor of 10 percent was used to reflect the timing of future net cash flows.  The Standardized Measure of Discounted Future Net Cash Flows is not intended, nor should it be interpreted, to represent the replacement cost or fair market value of the Contango Properties’ oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

Changes in Standardized Measure - Changes in Standardized Measure of Discounted Future Net Cash Flows relating to proved oil and gas reserves are summarized below:

For the Year Ended December 31, 2001
Beginning of year	$—
Sales, net of production costs	(21,892,101)
Net change in price and production costs	—
Extensions and discoveries	51,168,740
Changes in future development costs	—
Revision of quantity estimated	—
Accretion of discount	—
Change in timing of production rates and other	—
Changes in income taxes	(8,069,413)
End of year	$21,207,226

For the Year Ended December 31, 2002
Beginning of year	$21,207,226
Sales, net of production costs	(24,229,093)
Net change in price and production costs	25,293,143
Extensions and discoveries	13,887
Purchases	35,522,224
Changes in future development costs	—
Revision of quantity estimated	35,200
Accretion of discount	2,927,665
Change in timing of production rates and other	1,157,243
Changes in income taxes	(10,040,795)
End of year	$51,886,700

For the Year Ended December 31, 2003
Beginning of year	$51,886,700
Sales, net of production costs	(26,404,891)
Net change in price and production costs	17,566,814
Extensions and discoveries	1,744,704
Changes in future development costs	(927,352)
Revision of quantity estimated	580,083
Accretion of discount	7,000,828
Change in timing of production rates and other	633,182
Changes in income taxes	(449,528)
End of year	$51,630,540

Sales of oil and natural gas, net of oil and natural gas operating expenses, are based on historical pre-tax results.  Sales of oil and natural gas properties, extensions and discoveries, purchases of minerals in place and the changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is presented on an after-tax basis.

Schedule B

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Background

                The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the pending acquisition of the working and net revenue interests of certain properties from Contango Oil & Gas Company (“Contango”). The properties are comprised primarily of interests in 38 onshore producing natural gas and oil wells, located in Jim Hogg and Brooks counties, Texas. The properties to be acquired are hereinafter referred to as the “Contango Assets” and such acquisition is herein referred to as the “Acquisition.” Completion of the Acquisition is subject to, among other things, certain closing conditions, including obtaining certain consents from lessors and Contango’s shareholder approval. We contemplate making an offering of common stock and ultimately using substantially all of the net proceeds from that offering to finance the Acquisition.

On October 7, 2004, we executed an Asset Purchase Agreement to acquire the Contango Assets for a cash price of approximately $50 million. However, the purchase price is subject to adjustment, among other things, for the results of operations of the Contango Assets between July 1, 2004 and closing. As a result, we estimate that the purchase price, following the initial adjustment at closing, will be approximately $43 million, assuming the sale is completed on December 31, 2004, and the final purchase price, following the post-closing adjustment, will be approximately $40 million. We have assumed a purchase price of $40 million for the purposes of these unaudited pro forma condensed consolidated financial statements.

We expect to finance the purchase of the Contango Assets entirely with proceeds from a public offering of common stock and do not anticipate borrowing any amounts under our credit facility to fund the purchase price. However, the lenders under our credit facility have conditionally agreed that our borrowing base will increase to approximately $65 million upon consummation of our acquisition of the Contango Assets. We are presenting on a pro forma basis the incurrence of indebtedness under an expanded line of credit to finance the entire purchase price, rather than presenting the effects of financing the purchase price with the proceeds of the contemplated public offering of common stock, because our obligation to purchase the Contango Assets for the cash purchase price is not contingent upon a successful offering. Accordingly, the pro forma condensed consolidated financial statements give effect to (i) an increase in borrowings under our line of credit to finance the Contango Asset Acquisition, and (ii) our acquisition of the Contango Assets and the expenses related thereto.

Sources of Information and Basis of Presentation

                The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 are derived from the audited consolidated financial statements of Edge Petroleum Corporation (“Edge”) for the year ended December 31, 2003, the audited statement of revenues and direct operating expenses for the Contango Assets for the year ended December 31, 2003 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2004 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 are based on our unaudited financial statements as of and for the nine months ended September 30, 2004, the unaudited statement of revenues and direct operating expenses for the Contango Assets for the nine months ended September 30, 2004, and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and the statements of revenues and direct operating expenses for the Contango Assets included herein as Schedule A. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual and quarterly historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on the date referenced above, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

                The pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and for the nine-month period ended September 30, 2004 were each prepared without audit assuming we acquired the Contango Assets on January 1, 2003. Certain reclassifications of the historical amounts reported by Contango were made to facilitate combining their results with ours. Our fiscal year end is December 31, whereas Contango’s fiscal year end is June 30, therefore certain adjustments were necessary to present the revenues and direct operating expenses of the Contango Assets on a comparable basis to Edge. In order to shift the fiscal periods of the Contango Assets, Contango’s calendar year quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 were added together to present the nine months ended September 30, 2004.

                The Contango Assets were not accounted for or operated as a separate division by Contango. Certain costs, such as depreciation, depletion and amortization (“DD&A”), accretion expense, general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Contango Assets. Also, Contango has historically utilized the successful efforts method of accounting for oil and gas activities, while we use the full cost method. Under the successful-efforts method, costs such as geological and geophysical (“G&G”), exploratory dry holes and delay rentals are expensed as incurred whereas under the full-cost method these types of charges would be capitalized to their respective full-cost pool.  Accordingly, exploration expenses, which are recorded under the successful efforts method, are not applicable to our presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Contango Assets and are not practicable to obtain in these circumstances. Therefore, on a historical basis, we are presenting only the revenues and direct operating expenses for the Contango Assets. This presentation excludes all other historical expenses and therefore no operating income or net income is presented for the Contango Assets on a historical basis. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes, including as to the incremental expenses associated with the Contango Assets. With these adjustments, the unaudited pro forma condensed consolidated statements of operations represent only an estimate of combining our historical results and those of the Contango Assets. The statements do not consider nonrecurring items included in the historical financial statements, such as the cumulative effects of changes in accounting principles.

For the purposes of these pro forma condensed consolidated financial statements, we are presenting the Contango Asset Acquisition on a pro forma basis assuming we incur indebtedness under our credit facility to finance the entire purchase price. Accordingly, the pro forma condensed consolidated statements of operations reflect interest expense assuming we had approximately $40 million of additional indebtedness outstanding under our credit facility, reduced quarterly by the added cash flows generated by these assets, for the periods presented.

                The pro forma condensed consolidated balance sheet was prepared without audit assuming we acquired the Contango Assets on September 30, 2004. Assuming a December 31, 2004 closing date, we expect that the final adjusted purchase price will be reduced from the original $50 million to approximately $40 million, plus other direct transaction costs of $175,000. This preliminary estimate of the total cost of the Acquisition is allocated to property, with approximately $5 million allocated to unevaluated property. We will also record amounts for asset retirement obligations related to plugging and abandoning these properties.  For the purposes of this pro forma condensed consolidated balance sheet, we are presenting the Acquisition on a pro forma basis assuming we incur indebtedness under our credit facility to finance the entire purchase price.

                This unaudited pro forma condensed consolidated balance sheet is based on management’s preliminary estimates of acquired fair values and the related costs of the transaction. The purchase price is subject to purchase price adjustments, including for the results of operations of the Contango Assets between July 1, 2004 and closing. As a result, when the Acquisition is completed, the purchase price may be different than this preliminary estimate. The transaction costs could also differ from the preliminary estimates used here. For these reasons, the actual purchase price and purchase price allocation will differ from the amounts presented herein.

                The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what our financial position or results of operations would have been had we acquired the Contango Assets on the dates indicated. They also cannot be relied upon as a projection of future results. The unaudited pro forma financial information should be read in conjunction with our historical financial statements, which are incorporated by reference in, and included in the exhibits of this filing.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

	Edge Historical	Acquisition Historical	Pro Forma Adjustments			Pro Forma
REVENUES:
Natural gas and oil sales	$38,381,597	$31,246,545	$—			$69,628,142
Loss from hedging and derivative activities	(4,455,590)	—	—			(4,455,590)
Total revenues	33,926,007	31,246,545	—			65,172,552

EXPENSES:
Oil and natural gas operating expenses including production and ad valorem taxes	5,115,794	4,841,654	—			9,957,448
Depreciation, depletion, amortization and accretion	13,577,279	—	7,775,987	(a	)	21,353,266
Deferred compensation expense - restricted stock	372,151	—	—			372,151
Deferred compensation expense - repriced options	1,219,349	—	—			1,219,349
Other general and administrative expenses	5,540,140	—	—	(b	)	5,540,140
Total operating expenses	25,824,713	4,841,654	7,775,987			38,442,354
INCOME (LOSS) FROM OPERATIONS	8,101,294	26,404,891	(7,775,987)			26,730,198

Interest expense, net of amounts capitalized	(678,805)	—	(1,059,284)	(c	)	(1,738,089)
Interest income	16,518	—	—			16,518
INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	7,439,007	26,404,891	(8,835,271)			25,008,627

Income tax (expense)	(2,731,132)	—	(6,149,367)	(d	)	(8,880,499)
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	4,707,875	26,404,891	(14,984,638)			16,128,128

CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(357,825)	—	—			(357,825)

NET INCOME	$4,350,050	$26,404,891	$(14,984,638)			$15,770,303

BASIC EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$0.48			(e	)	$1.65
Cumulative effect of accounting change	(0.03)			(e	)	(0.03)
Net income	$0.45			(e	)	$1.62

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$0.47			(e	)	$1.61
Cumulative effect of accounting change	(0.03)			(e	)	(0.03)
Net income	$0.44			(e	)	$1.58

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	9,726,140			(e	)	9,726,140
Diluted	9,987,551			(e	)	9,987,551

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2004

	Edge Historical	Acquisition Historical	Pro Forma Adjustments			Pro Forma
REVENUES:
Natural gas and oil sales	$47,203,800	$19,439,355	$—			$66,643,155
Loss on hedging and derivative activities	(2,299,274)	—	—			(2,299,274)
Total revenues	44,904,526	19,439,355	—			64,343,881

EXPENSES:
Oil and natural gas operating expenses including production and ad valorem taxes	6,748,014	2,361,870	—			9,109,884
Depreciation, depletion, amortization and accretion	15,830,248	—	4,937,611	(a	)	20,767,859
Deferred compensation expense - restricted stock	354,600	—	—			354,600
Deferred compensation expense - repriced options	1,294,677	—	—			1,294,677
Other general and administrative expenses	5,476,342	—	—	(b	)	5,476,342
Total operating expenses	29,703,881	2,361,870	4,937,611			37,003,362
INCOME (LOSS) FROM OPERATIONS	15,200,645	17,077,485	(4,937,611)			27,340,519

Interest expense, net of amounts capitalized	(241,887)	—	(411,788)	(c	)	(653,675)
Amortization of deferred loan costs	(106,332)	—	—			(106,332)
Interest income	16,118	—	—			16,118
INCOME (LOSS) BEFORE INCOME TAXES	14,868,544	17,077,485	(5,349,399)			26,596,630

Income tax expense	(5,239,675)	—	(4,104,830)	(d	)	(9,344,505)

NET INCOME	$9,628,869	$17,077,485	$(9,454,229)			$17,252,125

NET INCOME PER SHARE:
Basic	$0.75			(e	)	$1.34
Diluted	$0.71			(e	)	$1.28

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,889,109			(e	)	12,889,109
Diluted	13,506,831			(e	)	13,506,831

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET

As of September 30, 2004

 ASSETS

	Edge Historical	Pro Forma Adjustments		Pro Forma
Cash and cash equivalents	$2,492,606	$—		$2,492,606
Other current assets	17,677,303	—		17,677,303
Net property and equipment	124,407,453	40,000,000	(1)	165,006,581
		424,128	(2)
		175,000	(3)
Other assets	1,108,644	—		1,108,644
TOTAL ASSETS	$145,686,006	$40,599,128		$186,285,134

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$26,454,822	$175,000	(3)	$26,636,326
		6,504	(2)
Long-term debt	22,000,000	40,000,000	(1)	62,000,000
Other noncurrent liabilities	1,708,711	417,624	(2)	2,126,335
Total liabilities	50,163,533	40,599,128		90,762,661
Shareholders’ equity	95,522,473	—	(1)	95,522,473
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$145,686,006	$40,599,128		$186,285,134

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Summary of Pro Forma Adjustments

The unaudited pro forma condensed consolidated statements of operations reflect the following adjustments:

a.                                       Record incremental depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method, resulting from the purchase of the Contango Assets. Also record incremental accretion expense resulting from the liability we will record for asset retirement obligations (“ARO”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations.

b.                                      No incremental general and administrative costs related to this acquisition have been included as general and administrative costs and are not expected to increase above current levels. The Contango Assets are operated by a single operator. As a result, a very minimal amount of our internal resources will be used to oversee the Contango Assets and accordingly we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.

c.                                       Record interest expense on and the related expenses of increased borrowings, assuming an additional $40 million is borrowed under our credit facility to finance the Acquisition. Under applicable rules, this pro forma presentation may not give effect to a contemplated offering, therefore we are reflecting the interest expense we would have incurred in these periods had the Acquisition been funded by additional borrowings under our line of credit. The interest rate applied to the year ended December 31, 2003 is 4.02% and the interest rate applied to the nine months ended September 30, 2004 is 4.17% on an initial $40 million as reduced quarterly by increased cash flows, less amounts capitalized on the unevaluated property allocation.

d.                                      Record a pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 35 percent, based on the pro forma change in income before income taxes.

e.                                       Giving effect to the issuance of shares in the contemplated public offering would have a substantial dilutive effect on pro forma earnings per share for the periods presented.  Assuming the contemplated public offering of common stock is successful, we would utilize the proceeds thereof to entirely finance the Acquisition instead of borrowings on our expanded line of credit. Therefore basic and diluted weighted average shares outstanding would increase by 3,000,000 shares of common stock. This would change the earnings per share data for the year ended December 31, 2003 and nine months ended September 30, 2004 to reflect the following:

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
BASIC EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$1.32	$1.10
Cumulative effect of accounting change	(0.03)	—
Net income	$1.29	$1.10

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$1.29	$1.06
Cumulative effect of accounting change	(0.03)	—
Net income	$1.26	$1.06

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.                                       Record borrowings on an expanded line of credit to finance the anticipated final adjusted purchase price for the Contango Assets of $40 million assuming the acquisition closes on December 31, 2004. This amount represents the original $50 million purchase price less certain closing adjustments, including for the estimated results of operations between July 1, 2004 and closing. The lenders under our credit facility have conditionally agreed that our borrowing base will increase to $65 million upon consummation of the Acquisition.  We expect to finance the Acquisition entirely with proceeds from the contemplated public offering to avoid borrowings on our line of credit, but should the timing of these transactions change or the contemplated public offering fail, we will utilize borrowings. If the contemplated public offering were reflected in the pro forma condensed consolidated balance sheet, the $40 million of debt would be replaced by an increase in equity of $42.4 million, with the excess above the purchase price of the Acquisition reflected in an increase to cash (assuming the issuance of 3,000,000 shares of common stock at a price to the public of $15.00 per share, less underwriting discounts and commissions and expenses. The actual number of shares and price could differ from these estimates).

2.                                       Record Asset Retirement Costs in property and ARO liability, in accordance with SFAS No. 143, for wells acquired from Contango.

3.                                       Record an accrual and capitalization of $175,000 of transaction costs, primarily legal and auditing fees, relating to the purchase of the Contango Assets.